©2026 Jones Lang LaSalle IP, Inc. All rights reserved. Investor Briefing 2026 March 12, 2026 Exhibit 99.1

Safe Harbor Statement 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the future financial or business performance, strategies, or expectations of Jones Lang LaSalle Incorporated (“JLL”). Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” “target,” “plan,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions. Forward-looking statements in this presentation may involve, without limitation, known and unknown risks, uncertainties, and other factors which may cause JLL’s actual results, performance, achievements, plans and objectives, to be materially different from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ from those in our forward-looking statements include, without limitation: 1) general economic and commercial real estate market conditions, 2) geopolitical instability, conflicts, trade tensions and risks associated with international operations, 3) competitive pressures, industry consolidation, and fee compression, 4) our ability to execute our strategy and maintain financial resilience, liquidity and access to capital, 5) cybersecurity threats, data privacy requirements and information system disruptions, including third-party risks, 6) risks related to mergers and acquisitions, joint ventures, and co-investments, 7) our ability to attract and retain key personnel, 8) current and future legislation and regulation, including tax, sanctions and environmental and climate-related requirements, and 9) pending litigation and regulatory matters, as well as the other risks described in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation, and except to the extent required by applicable securities laws, we expressly disclaim any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in our expectations, assumptions, or results, new information or any change in events. We caution investors not to rely unduly on any forward-looking statement. The following presentation includes a discussion of certain historical and forward-looking non-GAAP financial measures. A reconciliation of historical non-GAAP financial measures to the applicable GAAP measure can be found in the appendix and on the Investor Relations page of JLL’s website at www. ir.jll.com. Reconciliation of forward-looking non-GAAP measures to their most directly comparable GAAP measure is not available without unreasonable effort because we cannot predict the components required to provide such a reconciliation with sufficient certainty, including gross contract costs, restructuring and acquisition charges, net non-cash MSR and mortgage banking derivative activity, and other potential non-GAAP adjusting items which could be significant to our results. Such forward-looking measures we are unable to reconcile include the long-term targets for revenue growth, adjusted EBITDA growth, adjusted EPS growth, and free cash flow conversion.

Christian Ulbrich President & Chief Executive Officer

Accelerating our Structural Advantage Christian Ulbrich Chief Executive Officer & President

Investor Briefing 2026 March 12, 2026 5 Welcome Sean Coghlan, Head of Investor Relations Accelerating our Structural Advantage Christian Ulbrich, President & Chief Executive Officer Building on our Market Position Deepening Client Relationships Neil Murray, CEO, Real Estate Management Services Unlocking Platform Excellence Karen Brennan, CEO, Leasing Advisory Outpacing through Data & AI Richard Bloxam, CEO, Capital Markets Services A Window into JLL’s Resilient Business Lines In Conversation with: Christian Ulbrich, President & Chief Executive Officer and Mihir Shah, CEO, JLL Technologies Cynthia Kantor, CEO, Project Management Sue Asprey Price, CEO, Portfolio Services Sam Schaefer, CEO, Property Management Advancing our Value Creation Strategy Kelly Howe, Chief Financial Officer Q&A with JLL Leadership Closing Remarks Christian Ulbrich, President & Chief Executive Officer Break (15 minutes)

Our Accelerate 2030 strategy is underpinned by a decade of progress and strong results 6 Resilient foundation Scale in large and growing end markets Integrated global service offering Platform productivity Flexible cost structure Structural advantage Tech-enabled proprietary data capture, intelligence and AI Global scale and scope Unified global platform Culture of trust and collaboration Strong financial profile Capital strength and agility Investment grade balance sheet Strong cash generation Disciplined capital allocation and ROIC focus

7 Global leader with scale, attractive portfolio and differentiated capabilities 01

Our ‘Beyond’ strategy drove growth and value creation for our shareholders since 2016 8 2016 baseline 2025 achievement Reflections Revenue $13.0B $26.1B 8% average growth rate, mostly organic, amidst two macro cycles Adjusted EBITDA margin1 12.8% 16.2% 40 basis points of average annual margin expansion; focus on operational rigor and platform productivity Total cash from operations $223M $1.2B Quality of earnings and working capital efficiency improvements 1 Calculated as Adjusted EBITDA as a percent of Revenue less Gross contract costs Refer to appendix for definitions and reconciliations of non-GAAP financial measures

A comprehensive, diversified portfolio to deliver services throughout the real estate lifecycle 9 Real Estate Management Services • Delivers integrated workplace and property management solutions, serving both occupiers who use the spaces and investors who own the real estate assets through Workplace Management and Property Management. • Designs, builds and fit outs of commercial buildings and spaces through Project Management. • Provides consulting services and optimizes real estate portfolio through Portfolio Services. • Powers all services with technology solutions and Technology advisory services through Software & Technology Solutions. 5.7B s.f. Managed across occupier and investor clients. 29% Leasing Advisory • Represents both corporate occupiers through Tenant Representation and landlords through Agency Leasing by advising on strategy and guiding the execution of their leasing process. 909M s.f. of tenant representation and agency Leasing Advisory transactions 40% Capital Markets Services • Advises clients, ranging from institutions to high-net-worth investors, on asset and portfolio sales of real estate; securing capital, structuring debt and negotiating with lenders; and securing equity, raising capital for real estate funds, and real estate M&A through Investment Sales, Debt & Equity Advisory. • Provides valuation services, strategic advisory and asset management to investors and lenders through Value & Risk Advisory. • Delivers Loan Servicing to a range of commercial lenders, most notably government-sponsored U.S. lenders (GSEs) . $258B of transactions across Investment Sales, Debt & Equity Advisory 25% Investment Management • Advises and actively manages real estate investment strategies and vehicles for institutional and high-net-worth clients across a range of direct and indirect products globally through Investment Management. $86B Assets under management (AUM) 6% % of 2025 Adj. EBITDA Metrics as of December 31, 2025 and reflect full-year 2025 activity globally, unless otherwise noted

Global footprint with local market expertise to align with client needs at scale 10 One partner delivering a full portfolio of services globally Our global platform and diverse offerings provide clients the full spectrum of real estate services through one partner. Intentional approach to global presence aligned to our clients Delivers coordinated solutions spanning local to complex, multi-market requirements with a targeted physical presence. Deep local expertise with strong global coordination Global presence across over 80 countries, powered by market, sector and industry specialization and data-driven intelligence.Scale of revenue generation in 97% coverage of addressable commercial real estate market

Our technology investments are creating a data & AI advantage in our industry

Developed **deep technology acumen** through strategic recruitment and investments in proptech to identify new tech-driven offerings and inform growth strategy

55+

Proptech company investments

Established an **enterprise data foundation** to create value through differentiated intelligence

>2M

Addressable commercial properties globally

Curated and scaled **core enabling technology products** spanning the workflows of each business line

75%

Enterprise-wide core enablement product adoption

Established **AI foundation (JLL Falcon)** and are integrating **purpose-built AI custom assistants and agents** across our businesses

23k

Daily active users across enterprise AI applications

11

JLL

A partner of choice to many of the world's leading investors and occupiers in real estate

Scaled business

offering serving occupiers and investors globally, with breadth across property types, industries and regions throughout the asset lifecycle

~95% of Top 100 global investors by AUM

~50% of Fortune 500 companies[1]

Embedded with our clients

in long-duration relationships, enabling integrated solutions, deeper engagement and superior results

99% Client retention, last 3 years across Top 100 clients[2]

Integrated services

across advisory, management & investment management strengthens competitive positioning and unlocks resilience

~70% of Top 100 investors buy 4+ JLL services

~40% of Fortune 500 companies buy 4+ JLL services[1]

Market leadership

in an attractive, growing and consolidating industry, increasing in its sophistication and criticality

Top-2 Market position globally

Structural advantage

powered by proprietary data, purpose-built AI applications and underpinned by a One JLL culture

$14.8T Addressable institutional real estate market[3]

[1]Reflects Fortune 500 companies globally
[2]Reflects last 3 years, 2023 - 2025
[3]LaSalle Investment Universe, 2025

12

JLL

Business mix is driving strengthening through-cycle performance 13 8% Avg growth p.a Steady growth in revenue from Resilient businesses Advisory businesses have remained strong contributors of revenue, despite the volatile backdrop1 10% Avg growth p.a $12.9B $18.6B $20.6B 2020 2021 2022 2023 2024 2025 $5.5B 2020 2021 2022 2023 2024 2025 $13.0B $16.6B $26.1B - 5,000 10,000 15,000 20,000 25,000 30,000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Revenue has seen consistently healthy growth at 3x the rate of global GDP over the long-term ~80% of revenue generated by Resilient business lines 1Advisory businesses impacted by global pandemic in 2020 and inflation-driven interest rate tightening cycle starting in late 2022

Long track record of growth and increasing profitability through cycles 14 $268m 2008 $866m 2020 $938m 2023 Adj. EBITDA has seen higher highs and higher lows over time, raising the margin profile of JLL 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 2025 $1,453m 2025$1,293m 2021 Higher lows through notable commercial real estate market adjustments $1,082m 2019 $403m 2007 Refer to appendix for definitions and reconciliations of non-GAAP financial measures

Delivering on our financial commitments amidst market volatility and setting a strong foundation for Accelerate 2030 15 Revenue Growth Average YoY growth of 8% since 2016 amid volatile market conditions Adj. EBITDA Growth Has outpaced revenue growth, driven by scale, efficiencies and breadth of service offering Margin Expansion Consistent achievement of margin targets on schedule with average expansion of ~40 bps p.a. since 20161 Free Cash Flow Over $5B in free cash flow generated since 2016 Capital Return Over $1.5B returned to shareholders since 2016 Net Leverage At the bottom of our target range (0.2x) as of December 31, 2025, offering significant flexibility 1 Margin is calculated as Adjusted EBITDA as a percent of Revenue less Gross Contract Costs

16 Real estate is a dynamic, strategically-critical priority for our clients 02

Industry consolidation is occurring within real estate and across the industries of our occupier and investor clients Macro trends and client needs are strongly aligned with our value proposition 17 Innovative advancements in AI and automation are transforming business and real estate AI and technology’s next frontier Power consumption, regulation, and climate risk are driving demand for energy, infrastructure and sustainable assets Energy and sustainability Population and migration patterns are shifting geo and sectoral demand and impacting the future of capital Demographics and urbanization Geopolitical, economic, and financial risks and opportunities create increasing complexity for real estate decisions Complexity and volatility

Industry tailwinds shaping the long-term growth opportunity for JLL 18 Industry Tailwinds AI and technology's next frontier Energy and sustainability Demographics and urbanization Complexity and volatility Occupiers and investors reshaping portfolios across cities, industries and property types Data & AI transforming capabilities and redefining client expectations Institutional and high-net-worth investors increasing AUM and seeking scale, transparency and data Energy performance, sustainable assets and advisory services growing in demand Strong long-term tailwinds for outsourcing with significant runway ahead

Strong long-term tailwinds for outsourcing with significant runway ahead 19 Share of outsourced facilities management (FM) in total spend globally1 How is your client's real estate organization responding to the current global economic uncertainty? (Top 5 responses)2 1st 2nd 3rd 4th 5th 8th 2025 Rank2024 Rank Outsourcing Examining supply chain Reducing energy consumption Downsizing headcount Downsizing portfolio 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Outsourced FM Other FM Total global FM spend of $2.7T in 2024 and growing at 3.5% per annum; outsourced FM growing 4.4% per annum 33% 35% 37% % reflects Outsourced FM 1 Frost & Sullivan, JLL Research, April 2025 2 JLL PULSE Research 2025; reflects responses from 370 occupier client accounts

Occupiers and investors reshaping portfolios across cities, industries and property types 20 1 JLL Research, Global & EMEA Pulse Survey 2025 2 JLL Research, Mortgage Bankers Association, December 2024 3 JLL Research, Preqin 92% of companies view CRE as a critical driver of workforce productivity…1 $2.3T of real estate private equity funds expected to reach maturity over the next 5 years globally3 ... while 73% of CRE leaders are also faced with reducing costs as a top priority for 20261 $2.2T of loan maturities over the next 5 years in the U.S. alone292% $2.2T 73% $2.3T Occupiers Investors

100 200 300 400 500 600 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Institutional and high-net-worth investors increasing AUM and seeking scale, transparency and data 21 Global institutional target allocations to commercial real estate 1 % of total asset portfolio 9.6% 10.7% 2013 2014 2015 2016 2017 2018 2019 2020 2023 2024 2025 Global number of ultra-high-net-worth individuals thousands of individuals, assets > USD 30m >$5T Expansion in institutional investor real estate AUM over the past decade 2 2.4x Increase in ultra-high-net-worth individuals globally over the past decade 3 1 JLL Research, Cornell University 2 JLL Research, reflects increases in institutional allocations to real estate and institutional growth in assets under management (AUM) 3 Altrata / Wealth-X, World Ultra Wealth Report, as of mid-year 2025

Office rent premium for high-quality, low-carbon buildings3 New York market, direct asking rents (p.s.f.) Energy performance, sustainable assets and advisory capabilities growing in demand 22 $146 $164 $82 $85 $61 $59 Trophy+Low Carbon Class A Class B +94% +80% 2025 +49% +33% +11% High-power leases vs. rest of market High-power leases vs. new construction, last 3 years New construction vs. rest of market Industrial rent premium for high-power supply1, 2 Silicon Valley market 2022 1 JLL Research, 2026 2 High-power leases typically feature electrical capacity of 4,000 amps or greater 3 JLL Research, 2025

Data & AI transforming capabilities and redefining client expectations1 1 JLL Global Real Estate Technology Survey, July 2025 of companies piloting AI use cases in commercial real estate of occupiers willing to pay a premium for tech-enabled space of C-Suite leaders believe AI will transform how workforce operates in next 5 years93% 94% 92% 23

Our breadth and global delivery model lends itself to multi-service, longer-duration relationships, driving share gains and recurring revenue. We are positioned to capture multiple revenue streams as portfolio repositioning requires integrated strategy and execution across geographies and property types. Our data-rich intelligence across the investment lifecycle provides strategic advice and value for institutional and private investors globally. We deliver integrated energy solutions and end-to-end decarbonization and retrofit programs as clients invest in high-performing buildings. We are embedding data & AI into real estate workflows at scale, raising the performance of our core services and driving top- and bottom-line growth. Strong long-term tailwinds for outsourcing with significant runway ahead Occupiers and investors reshaping portfolios across cities, industries and property types Institutional and high-net-worth investors increasing AUM and seeking scale, transparency and data Energy performance, sustainable assets and advisory services growing in demand Data & AI transforming capabilities and redefining client expectations JLL is well positioned across our businesses to benefit from long-term industry dynamics 24

25 Clear strategy and focused execution to deliver long term shareholder value 03

26 Win with the JLL Brand We are activating the JLL brand as our strategic differentiator, leveraging our trusted reputation to expand relationships, capture market share and attract top talent. Elevate our People Advantage We are coupling our distinctive culture where people belong, thrive and collaborate, with our drive towards innovation to ensure exceptional outcomes for our people and clients. Outpace through Data & AI We are fully leveraging AI and our unique data advantage to drive our growth and efficiency, materially enhance JLL and client outcomes, and pioneer new business models. Unlock Platform Excellence We are building unique capabilities, processes and technology that enable differentiation, consistent delivery and experience, and efficiency at scale across JLL. Deepen Client Relationships We are delivering comprehensive value to industry–leading companies through a coordinated One JLL approach that expands our strategic importance and strengthens our market position. Accelerate Core Leadership Position We are strategically investing and aligning to accelerate growth where we have scale, competitive advantage and industry leadership. Introducing our Accelerate 2030 Imperatives

We are accelerating our core leadership position1 27 Core Scaled business offerings in leading market positions critical for our clients • Workplace Management • Property Management • Project Management • Leasing Advisory • Investment Sales • Debt Advisory • Investment Management We are strategically investing and aligning to accelerate growth where we have scale, competitive advantage and industry leadership. • Underpenetrated market segments within core services • Portfolio Services • Software & Technology Solutions • Data Centers • Sustainability • Energy & Infrastructure 1Service offerings included on slide are representative and non-exhaustive

28 Accelerating growth and strengthening our market position by prioritizing targeted client growth initiatives. Activating cross–sell across all segments using data–driven insights to identify client opportunities. Deepening enterprise client relationships with a client–centric, One JLL programmatic approach. We are deepening client relationships through an enterprise, One JLL go-to-market

29 Optimizing operations for scalability to achieve the industry’s most productive, efficient operating model, enabling growth and margin expansion. Providing high quality service experience through consistent delivery by defining and standardizing enterprise end-to-end processes. Differentiating with unique capabilities by building and scaling expertise and technology that differentiate JLL's service capabilities and improve win rates. We are strategically investing in unique capabilities, processes and technology to unlock platform excellence through harmonized delivery

30 Deploying data & AI at scale across businesses to penetrate new client segments and deepen market share. Modernizing processes and service delivery by optimizing and AI-enabling key business and operational processes. Accelerating growth and client value through predictive intelligence by leveraging our data advantage and AI. We are leveraging our unique data advantage and outpacing the market through Data & AI

31 Highly-engaged workforce drives strong culture Top Quartile Employee engagement, last 3 years1 93% Producer retention, Leasing Advisory and Capital Markets Services2 90% Top talent retention, JLL globally2 113,000+ Employees worldwide 1 Relative to global Qualtrics benchmark 2 Reflects last 3 years, 2023 – 2025 Together, as One JLL, we strive to be exceptional and shape a better world. Our culture helps our people thrive, grow meaningful careers, find a place to belong, and celebrate wins. “Reshaping talent experiences through strategies to redefine performance and productivity Amplifying workforce intelligence to align jobs and skills with client needs for the future Preserving and evolving culture as competitive advantage Our people and distinctive culture are central to our success

32 JLL brand strength is driven by global awareness, loyalty and client perceptions Accelerating growth by capturing high-value market share through targeted marketing strategies Strengthening JLL’s market visibility and commanding premium positioning as the first choice in commercial real estate Creating industry distinction through actionable intelligence, trusted advice and seamless execution with every client engagement Our brand is a strategic differentiator Top 10% JLL brand strength among listed companies globally1 1Brand Finance (2025); based on a sample set of more than 4,600 companies globally

Accelerate 2030 drives attractive top- and bottom-line growth, margin enhancement and cash generation 33 On average through the cycle1 Revenue Growth 8% Adj EBITDA Growth 12% Adj EPS Growth 16% Free Cash Flow Conversion 80%+ Long-term Targets 1 Targets largely reflect organic growth

Disciplined strategy execution and capital allocation to deliver strong, long-term financial results and shareholder value.04 Structural advantage driven by our industry-leading proprietary data, AI, platform, intelligence and talent.03 Resilient business and foundation for growth spanning diverse business lines offering integrated services and superior execution.02 Scaled, integrated global business across our core offerings serving occupiers and investors across property types, industries and regions.01 34 Accelerate 2030 and disciplined capital deployment framework enhance value creation through the cycle

Building on our Market Position Deepening Client Relationships Unlocking Platform Excellence Outpacing through Data & AI

Deepening Client Relationships Neil Murray CEO, Real Estate Management Services

Neil Murray CEO, Real Estate Management Services

38 Deep client relationships drive value and resilience01

JLL has well-established relationships with many of the world's leading companies

Enterprise clients, at a glance

~95%
of Top 100 global investors

~50%
of Fortune 500 Companies[1]

~70%
of Top 100 investors buy 4+ JLL services

~40%
of Fortune 500 companies buy 4+ JLL services[1]

99%
Top 100 client retention, last 3 years[2]

8+ yrs
of Avg client relationship, Real Estate Management Services

Broad diversity of client segments with distinct, evolving needs

Occupier Industry divisions	Investor segments
Technology	Generalist Multi-Asset Class Investors
Financial Services	Specialist Real Estate Investors
Industrials	Insurers and Pension Funds
Life Sciences	Listed REITs
Consumer Goods & Services	Real Estate Developers / Property Companies
Public Institutions	Sovereign Wealth Funds
Data Centers	Family Offices
Healthcare	Lenders (Banks)
Professional & Legal Services	Owner-Occupier

[1]Reflects Fortune 500 companies globally
[2]Reflects last 3 years, 2023 - 2025

39

JLL

Consolidation • Institutional ownership increasing • Fewer, larger players • Greater sophistication We grow with our clients as we simplify their complex real estate needs 40 Scale • Larger portfolios • Bigger CRE scopes, budgets, CapEx and OpEx • Higher allocations and AUM Complexity • Greater risk and regulation • Pace of change and innovation • Focus on productivity and returns Our clients are navigating a dynamic market and industry environment

Our largest clients look to JLL for strategic, integrated advice and service offerings 41 Share of JLL clients buying multiple services Single-service client Multi-service client (same segment) Multi-service client (across segments) 41% 59% 85% Top 1,000 Top 500 Top 100

42 Delivering our value proposition with a client-centric One JLL approach 02

Coordinated approach to partnering with our clients delivers strategic value 43 Deeper client partnership Coordinated through a common global program across JLL Clear accountability Delivery playbooks that scale across markets Global coordination with local execution Common tools, insights and workflows across services Shared platform, data and intelligence Specialists assemble around the client priorities, not the org chart Integrated experts

44 We are uniquely able to solve complex client problems through synergistic services globally 1 Cost of occupancy includes: Operations (facilities management, maintenance, technology / systems), Capital Expenditure (fit-outs / renovations, FF&E, sustainability), Occupancy (rent / lease payments, workplace experience / utilization, flex & remote working subsidies, amenities, hospitality, advisory fees) CapEx 10 – 15% Operations 20 – 25% Occupancy 60 – 70% Software & Technology Solutions Property Management (owner-occupiers) Leasing Advisory Portfolio Services Project Management (small works) Workplace Management Project Management Total cost of occupancy breakdown1 5-15% Avg total CRE costs as a % of operating expenses ◉ ◉ ◉ ◉ ◉ ◉ ◉ Consulting◉

Culture of collaboration unlocks more value for clients and JLL 45 Enabled by data, client segmentation and prioritization, coverage models and global alignment Client leads equipped with enterprise-wide data and intelligence to drive holistic, advisory-led approach in identifying solutions across full JLL portfolio of services. Programmatic collaboration & coordination across defined central, business line and country client programs, empowered by playbooks and reporting tools. Proactive & intentional development of strategic, top-to-top relationships – supported by cross-business, cross-functional teams with resourcing aligned to the client opportunity. Aligned incentives across JLL business lines.

Case study

Occupier case study:
20+ years of partnership with integrated outsourcing at the center between JLL and a leading global consumer goods company

Foundation:
Building trust
(2003-2008)
- Transitioned 600+ employees to JLL across 60+ countries

Expansion:
Broadening scope
(2009-2014)
- Appointed single global real estate provider
- Supported M&A transactions

Innovation:
Digital transformation
(2015-2020)
- Achieved 1st Zero Waste to Landfill site
- Deployed hundreds of tech innovations (Digital Twins, Asset Tagging, Data Infrastructure, JLL Serve, IoC)

Transformation:
Outcome-based Partnership
(2020- Today)
- Shifted to industry-first global outcome-based contract
- Responded to global pandemic
- Achieved 40+ Zero Waste sites
- Evolved to vested outcome-based partnership
- Expanded assessment scope to manufacturing sites and distribution centers globally

Key success factors: **Building enduring partnership**

Trust through performance	Global scale	Continuous innovation	Shared values	Proven resilience
Consistently exceeded employee experience satisfaction targets	700+ Dedicated professionals | 100+ Sites | 60+ Countries | Office, Manufacturing, Distribution Center and Retail Portfolio	Digital transformation, AI integration & sustainability leadership	Teamwork, Ethics and Excellence	Navigate crisis & complexity together

10+ JLL services across segments

Operational savings
$240M +
Delivered

Capital investments
$2.9B +
10,420 Projects

Advisory
$7B+
Transactions across Leasing and Capital Markets

Recognition
2025 Supplier of the Year
Selected from 50,000 suppliers

JLL

46

Investor case study: Strategic partnership entered in 2022 to deliver integrated, One JLL services and advisory solutions globally between JLL and a global insurance and asset management firm with over $50B of Real Estate AUM Built on trust and delivery Earned 30M s.f. mandate through proven leadership and reliability. Proven performance drove expansion Mandate expanded to 45M s.f. across Canada, the U.S. and APAC and spanning Office, Industrial and Retail. Expanding business line scope through partnership Evolved from property management to full- service integrated partnership. Leveraging technology and AI to manage portfolio and inform strategy Data-driven insights predict risks and optimize performance outcomes. Delivering measurable value Simplified asset management function for the client. Leveraged scale to deliver $3M in procurement savings. Scalable model, global opportunity One JLL approach drives trust, scope expansion, and global consistency. 2022 2023 2024 2025 All Other Tenant Rep Leasing Investment Sales, Debt & Equity Advisory Agency Leasing Project Management Property Management All Other includes: Portfolio Services, Value & Risk Advisory, Consulting, Software & Technology Solutions, Workplace Management Reflects revenue less gross contract costs 47 Case study

48 Significant opportunity to grow within our existing end markets 03

Strengthens core leadership position, client retention and resiliency of results Deeper client relationships support our long-term financial objectives 49 1 Estimates based on full-year 2025 consolidated results, Revenue less Gross contract costs 2 Enterprise clients represent Fortune 500 companies globally and Top 100 investors globally by AUM Key growth drivers to 2025 Secular tailwinds and industry growth Deeper enterprise client relationships2 Expanded enterprise client base2 Enterprise client imperative expected to drive >40% of incremental revenue growth1 Growth in underpenetrated market segments 2030

Deep client relationships are central to our culture, brand and the resilience of our business 50 01 Our client relationships extend beyond commercial agreements – they are bilaterial partnerships anchored in mutual respect, trust and advice. 02 Longstanding track record of partnering with sophisticated global clients across segments and service lines, with runway for growth with existing and new clients. 03 Proprietary data, client intelligence and differentiated go-to-market uniquely position JLL to deliver strategic client value and gain share across our core services. 04 Significant organic growth opportunity to further deepen enterprise relationships and activate cross-sell across all segments through a client-centric, One JLL programmatic approach.

Unlocking Platform Excellence Karen Brennan CEO, Leasing Advisory

Karen Brennan CEO, Leasing Advisory

53 A unified, scalable platform increases the value of every business line 01

The ongoing evolution of our global platform is driving meaningful performance gains 54 Improved working capital efficiency and free cash flow Strengthening through- cycle revenue and share gains Sustained margin expansion High retention among both clients and top talent Our platform drives ~35% of our margin expansion1 1 Margin is calculated as Adjusted EBITDA as a percent of Revenue less Gross Contract Costs

55 “JLL’s platform is the enterprise operating model that enables the right work, done by the right people, in the right location and supported by the right technology and processes.

Scale a Future-Ready Platform: Integrating AI into processes to drive growth and operational excellence Build the Foundation: Technology and shared services at scale to generate efficiencies and operational resiliency We have made strong progress unifying our global platform and accelerating value creation, with significant runway ahead 56 Unify the Business Fully global organizational design alignment to unlock growth potential 2024 2024+ Refined, enhanced & innovated future operating platform 2026+ 2026+ Scaling platform across businesses & accelerating platform value creation 2023 2023+ Globalized shared services operations 2022+ Launched global reporting & operating structure 2022 2019+ Globalization of corporate outsourcing business 2019 2016+ Commenced on the multi-year journey to unify and globalize the platform 2016

57 We continue to strengthen our operational foundation to power growth Key areas for continued platform enhancement • Improve the client experience of JLL and win more • Grow our business without adding significant cost • Make it easier to work across teams • Reduce risks Platform objectives • Drive AI-enabled, outcome-oriented, end-to-end process design • Continue to build connected data sets • Leverage central specialist teams which allow us to flex capacity and scale quickly • Apply risk frameworks to inform decision making • Ensure a culture of innovation and continuous improvement

Investment Management We are tailoring our platform to the right level of consistency and customization to enable delivery at scale 58 Real Estate Management Services Leasing Advisory Capital Markets Services Enterprise Operations Business Enablement Client Service Delivery Central expertise, tools and service capabilities that deliver client-specific outcomes and revenue sitting within the business lines. Representative groups: Front line service delivery, Specialist expertise Scaled, modernized assets, efficiently leveraged across business lines to enable sales and delivery teams to drive differentiated client outcomes. Representative groups: Research, Marketing, Client Intelligence Consolidated and standardized end–to–end enterprise processes that serve global operations with identified global process leaders. Representative operations: Order to Cash, Procure to Pay, Hire to Onboard Revenue Generation Data and Intelligence, Technology & AI, and Shared Services All enabled by:

Case study

Tech-enabling our business end-to-end to increase productivity and improve service to clients

Case study: LeasingOS, powered by Raise

Client Service Delivery	Business Enablement	Enterprise Operations

Elevating Leasing Advisory's commercial offering through tech enablement for clients and producers

Digitized transaction management for faster, streamlined execution	Digital command center for portfolio management	Consistent, superior client experience	Elevated producer experience
Accelerating leasing velocity by unifying availabilities, touring activity, market intelligence and in-app client collaboration	Managing critical dates and more for leases, subleases and flex contracts portfolio-wide in a single place	Enabling collaboration, execution and service consistency by enhancing visibility and strategic insight across the portfolio	Streamlining workflows through an integrated, tech-enabled solution for the leasing life cycle

75%	>6,700	>90%
Adoption across target groups[1]	Transactions built in LeasingOS	Client win rate in 2025

Enabling market share gains through accelerated revenue growth, client satisfaction and employee retention

[1] U.S. Office Tenant Representation

59

JLL

Client-centric, AI-enabled delivery to inform decision making Accelerating translation of data into actionable intelligence on-demand through custom assistants and agents across JLL Amplifying predictive, proprietary data and intelligence across JLL leveraging AI Case study: JLL Research 60 Predictive intelligence focused on the future and differentiated by proprietary data Shaped by client needs, powered by industry-leading data – translating signals into forward-looking market views Client Service Delivery Business Enablement Enterprise Operations Complex themes shaping global real estate Labor productivity Automation & skills gap Supply chain resilience Domestic politics & regulation Talent Migration Affordability Reinvention of CBDs Last mile delivery Climate risk Net Zero carbon AI Robotics Inflation & interest rates Portfolio rebalancing De- globalization Cyber- security Hybrid work Aging population Energy Driving differentiation and enabling superior client service through predictive intelligence Case study

Case study

Driving efficiency and cash flow through operational rigor across business lines

Case study: Enterprise Order to Cash Process

Client Service Delivery	Business Enablement	Enterprise Operations

Days Sales Outstanding (DSO)[1]



12 day
Improvement
2017
2018
2019
2020
2021
2022
2023
2024
2025

We are re-designing and modernizing our Order to Cash processes with an outcome-driven, AI-enabled approach to enhance operational efficiency, improve cash flow management and deliver superior user experiences

- **Embedding predictive intelligence and fully unifying end-to-end processes and data**
- **Accelerating cash conversion and reducing DSO** through AI-enabled collections and processes
  - Every day we reduce DSO contributes ~$35M of working capital improvement
- **Streamlining global processes with shared services to drive cost savings** through streamlined and/or automated processes

Achieving efficiency savings and profit growth through DSO improvement and working capital efficiency

[1] 2016 is not shown due to data limitations associated with the ASC 606 recast effective at beginning of 2018

61

JLL

62 Our platform unlocks multiple paths to revenue growth and profitability 02

A highly-efficient operating model drives growth, efficiency, profitability and cash flow generation 63 Elevates Human Experience Empowers our teams with intuitive tools and streamlined processes that let them focus on high-value strategic work Enables Centralized Excellence Creates unified command centers that provide real-time visibility, consistent standards, and coordinated decision-making Eliminates Inefficiency Transforms inefficiency into productive outcomes through intelligent automation, reduction in administrative burden and processes designed for precision Unlocks Financial Performance Enhances revenue generation potential and optimizes working capital through centralized and automated processes Pioneers Autonomous Operations Deploys tech-enabled support systems that are built to learn and adapt, reducing manual efforts currently necessary for routine tasks Drives Cost Leadership Achieves sustainable cost reduction through automated processes, resource optimization and elimination of redundancies

Going forward, we are going to drive even more tangible value through platform optimization 64 Growth in bottom-line results and working capital efficiency Increased Platform Operating Leverage Platform drives ~35% of our margin expansion1 Improved Compensation to Revenue Ratio Comp to Rev ratio of 69.0% in 2025, down 110 bps year-over-year2 Improved Fixed Expense Ratio Fixed expense ratio of 42.5% in 2025, down 220 bps year-over-year3 1 Margin is calculated as Adjusted EBITDA as a percent of Revenue less Gross Contract Costs 2 Comp to Rev ratio defined as Compensation and Benefits excluding Gross Contract Costs as a percent of Revenue less Gross Contract Costs 3 Excludes Gross Contract Costs

A high-performing platform unlocks differentiation, superior outcomes and financial results for our clients, people and shareholders 65 • Data-driven, OneJLL advice & execution • Consistent service delivery • Speed of execution & lower cost to serve Our Clients • Productivity • Efficiency • Talent engagement and retention Our People • Scalability of the operating model • Working capital efficiency • Top- and bottom-line growth Our Shareholders 99% Top 100 client retention, Last 3 years1 90% Top talent retention across JLL, Last 3 years1 111% Total shareholder return, Last 3 years2 1 2023 – 2025 2 Reflects stock price return, December 31, 2022 to December 31, 2025

Platform excellence is the operational engine powering Accelerate 2030 66 01 Delivers a seamless experience and differentiated outcomes through AI-enabled, end-to-end process design. 02 Wins and deepens client relationships with consistent, high-quality delivery enabled by scalable, differentiated technology, data and AI. 03 Attracts and retains top talent by equipping teams with best-in-class data, tools and productivity- enhancing support. 04 Enables scalable growth and M&A integration through standard operating procedures, enterprise systems and repeatable integration playbooks.

Outpacing through Data & AI Richard Bloxam CEO, Capital Markets Services

Richard Bloxam CEO, Capital Markets Services

69 Proprietary data & AI are expanding JLL’s competitive advantage 01

Opportunities for data and AI-driven solutions growing rapidly for JLL and our clients 70 Proliferation of AI use cases for commercial real estate services AI as an Enabler and Accelerant Portfolios have become significantly larger, more costly and global Top client priority for occupiers and investors: Access to better data and insight Global Scale Data-Driven Decision MakingRising Complexity Client expectations are rapidly evolving and being redefined Reflects a fundamental shift from the traditional industry legacy of localized, fragmented decision making and execution

We have incubated a leadership position in data & AI in our industry over the past decade

A multi-year build now in the scaling phase…

2016+	2019+	2020+	2024+	2025+
Research and Development	**Launch of JLL Technologies**	**Enterprise Data & Core Enablement Products**	**AI Foundation**	**AI-driven Scale**
Early-stage exposure to Proptech innovation and data-driven operating models	Formalized global technology group to accelerate data-driven innovation for our people and clients	Enterprise data, governance and product capabilities built for scale	Established AI foundation (JLL Falcon) to enable purpose-built applications and embedded workflows	Scale across business workflows end-to-end with AI and intentional outcomes

… underpinned by our culture of data transparency and collaboration

71

JLL

• Bid Intelligence • Debt Insights • DealX • JLL Asset Beacon3 Capital Markets Services Our investments in technology are driving revenue growth and increasing profitability 87 1 Direct revenue-generating products reported through Software & Technology Solutions 2 Spark portfolio company 3 Direct revenue-generating product Segment • Azara AI (Workplace Management) • Corrigo1 (Workplace Management) • Building Engines1 (Property Management) • Project Intelligence (Project Management) • Ingenious2 (Project Management) Real Estate Management Services • LeasingOS by Raise • Signals • QBIQ2 • Investment Committee Workflow • Dealpath2 Leasing Advisory Investment Management Strategic Objectives Digitize end-to-end workflows and drive the continuous creation of proprietary data sets across the business lines and property operations. Differentiate & elevate client service offerings Drive productivity, revenue growth, efficiency and margin expansion through business enablement products Illustrative Products

73 Our data led approach drives superior results02

We are translating proprietary data into actionable insight and outcomes for clients 74 “To be the most trusted, intelligent and connected data ecosystem in commercial real estate—empowering our clients, partners and people with seamless access to data- driven, actionable insights that drive superior investment and operational outcomes. Our Data Vision

Our enterprise data foundation and purpose-built AI applications are raising the performance of our core services 75 Differentiation Increase win rates with sharper commercial intelligence Productivity Smarter, data-driven insight, lead generation and speed of execution Efficiency Elevate service and lower cost to serve through digitization, automation and scale Tangible client value Enhanced client decision making, opportunity assessment and bottom-line results Bringing together our scale, proprietary data and AI to deliver: Capital Markets Representative products Bid Intelligence Global Debt Quote Intelligence Occupier Portfolio Analytics Project Management DebtInsight Azara AI Project Intelligence

Case study

Increasing win rates through unique data-led insight at the client, portfolio and asset level

Bid Intelligence

powered by JLL Capital Markets



Combining **comprehensive global bidder intelligence** and AI to differentiate, generate leads and execute deals

- Brings together **JLL property data, proprietary bid data and AI** to generate more business, more efficiently with better client outcomes
- AI-driven triggers **identify future sale and financing opportunities as well as likely bidders** across ~2M properties globally
- Creates a **360⁰ centralized client view and analytics to drive tailored client advice** leveraging JLL data and intelligence

~$44T	~$5T	~80%
JLL- exclusive property intelligence	Aggregated global bid intelligence	Of investment sales leverage JLL AI Buyer Lists

76

Unlocking productivity gains and driving superior client outcomes with real-time, proprietary data 77 DebtInsight powered by JLL Debt Advisory Increasing Capital DemandOutsourcing The industry’s only real-time debt intelligence platform for commercial real estate markets • Fully proprietary data, exclusively powered by Debt Advisory business with 100% adoption globally • Embedded into producer workflow globally to programmatically capture data and support execution • AI Debt Assistant in training to launch in 2026 100% Adoption globally within 12 months 1,800+ Individual lenders $2.7B Avg. new quotes per working day • Provides real-time access to debt terms, spreads and lender appetite across real estate markets to gain valuable insights and identify debt solutions quickly Case study

Elevating service offerings through modernized, AI-driven execution and delivery 78 Azara AI powered by JLL Workplace Management Increasing Capital DemandOutsourcing Comprehensive workplace insights for occupier clients to fuel strategic and operational decision making • Purpose-built data and insights platform to enable data-driven CRE portfolio and workplace decisions • Accelerates the discovery of opportunities and risks across portfolios • Enhances occupier portfolio performance and facilitates continuous value creation 60% Of client accounts active >240% YoY monthly active users in 2025 >21% Of active users extend beyond the account teams to our clients • AI-driven advanced analytic capabilities for all users across all Workplace Management service areas • Azaza AI Agents in training Case study

Driving tangible client value through enhanced client decision making and optimized investment decisions 79 Project Intelligence powered by JLL Project Management Increasing Capital DemandOutsourcing Managing capital spend and risk through a global project management platform to drive efficiency and productivity • Embedded project management product to manage all facets of global pipeline to completion in one place in partnership with Ingenious (a Spark portfolio company) • Real-time cost and budget analytics to optimize capital spend for clients with speed and automation • Proprietary project data informs client investment decisions and drives capital efficiency and productivity for our clients globally >5,500 Active projects globally 30 Countries on platform globally 40% Increase in adoption in 2025 • Accelerates project cycle time through identifying risks early to ensure on-time delivery Case study

80 Clients experience better, faster outcomes with JLL intelligence 03

We are capturing proprietary data in real time across the asset lifecycle 81 Representative proprietary JLL data sets Underquotes on debt transactions Building capital spend Underbidders on sale transactions Space utilization & occupancy data Construction & fit-out cost data Building health metrics Lease proposals and transaction comps Tenant requirements

Enterprise AI is being deployed at scale with measurable impact

Daily active users – JLL Enterprise AI applications[1]


23k daily users
~40% of non-reimbursable JLL employees globally
Jan-24
Apr-24
Jul-24
Oct-24
Jan-25
Apr-25
Jul-25
Oct-25
Jan-26
5 Day Rolling Weekday...

Citizen-driven custom assistants & agents

Empower JLL employees with horizontal tools to scale AI adoption and impact

JLL GPT

Centrally-driven custom assistants & agents

Strategic approach to modernizing business processes and business model innovation

Hirebuddy

[1] As of January 30, 2026

82

• Accelerated timeline to AI value realization • Differentiation, increased win rates and growth • Better outcomes and service offerings • Client retention and deeper penetration • Growth and retention of our people Core datasets power every business and unlock One JLL insight Core enablement products Create standardized, outcome-driven proprietary data sets across business lines One JLL Intelligence Cross-portfolio data-driven view on any client, portfolio or asset Enterprise data foundation Consolidated, trusted lens on any known company, property, people or transaction in our end markets globally 83

We are fully leveraging AI and our unique data advantage to outpace the market 84 01 Proprietary data moat enables differentiated insight and service offerings powered by real- time, outcome-driven data capture in an industry with complexity and low transparency. 02 Proliferation of AI-driven applications at scale inject capacity and drive tangible value for JLL and our clients, as data and AI allow for greater productivity and operating leverage. 03 Connected data sets unlock multi-line, multi-region growth and deepen enterprise client relationships, linking signals and intelligence across business lines to grow our share of wallet. 04 Disciplined and measured approach to value realization of tech spend, benefitting from our experience, our culture and our ability to build and deploy at scale across existing and underpenetrated end markets.

A Window into JLL’s Resilient Business Lines Cynthia Kantor CEO, Project Management Sue Asprey Price CEO, Portfolio Services Sam Schaefer CEO, Property Management

Advancing our Value Creation Strategy Kelly Howe Chief Financial Officer

Kelly Howe Chief Financial Officer

88 Strong, resilient foundation & momentum to drive strategy forward 01

Our Accelerate 2030 strategy is underpinned by a decade of progress and strong results 89 Resilient foundation Scale in large and growing end markets Integrated global service offering Platform productivity Flexible cost structure Strong financial profile Capital strength and agility Investment grade balance sheet Strong cash generation Disciplined capital allocation and ROIC focus Structural advantage Tech-enabled proprietary data capture, intelligence and AI Global scale and scope Unified global platform Culture of trust and collaboration

Proven and structurally strong financial profile positions us to execute go-forward strategy 90 1Total liquidity excludes $2.5B in commercial paper capacity 0.2x Net leverage ratio as of December 31, 2025 $5.1Bn+ In free cash flow generated since 2016 $3.9Bn+ In total liquidity as of December 31, 20251 8% Average annual revenue growth since 2016 15% Average Adj. EPS growth since 2016 12% Average Adj. EBITDA growth since 2016

Business model has delivered revenue growth at 3x GDP 91 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 11.4% 1 Global GDP estimate for 2025 sourced from IMF World Economic Outlook (January 2026) JLL YoY revenue growth (%) Average GDP1

Platform investments are scalable, sustainable and driving productivity benefits 92 340 bps Margin Expansion1 Scale via organic growth and M&A Global platform scale, synergy & efficiency benefits Data and AI productivity gains Shared services & process improvement initiatives 12.8%1 2016 16.2%1 2025 1 Calculated as Adjusted EBITDA as a percent of Revenue less Gross contract costs Refer to appendix for definitions and reconciliations of non-GAAP financial measures

Resilient Adjusted EBITDA and EPS growth delivered record 2025 results, achieving mid-term margin target 93 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Adjusted EBITDA Adjusted EPS 12.8% 12.7% 14.2% 15.2% 14.3% 16.1% 14.5% 12.7% 14.7% 16.2% Adjusted EBITDA Margin1 1 Calculated as Adjusted EBITDA as a percent of Revenue less Gross contract costs $1,453M $18.80 Refer to appendix for definitions and reconciliations of non-GAAP financial measures

$5.1B of cumulative free cash flow generated through the cycle with an 83% conversion rate 94 Cumulative free cash flow 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 54% 76% 85% 87% 100% 102% 84% 56% 51% 94% 3-year Rolling Free Cash Flow Conversion Rate (FCF as % of Adjusted Net Income) $5.1B

Investment grade balance sheet and strong liquidity enable agile strategy execution 95 1 Net leverage ratio represents net debt divided by trailing twelve months Adjusted EBITDA; Adjusted EBITDA excludes equity earnings and losses from Investment Management and Proptech Investments 2 Total liquidity excludes commercial paper capacity of $2.5B 3 Net debt represents the sum of drawn revolving credit facility, long-term senior notes, short-term borrowings and commercial paper less cash and cash equivalents Historical Net Leverage Ratio1 PeakYear-end Target leverage range of 0x-2x ~$3.9B Total liquidity, including ~$3.3B in available revolver capacity2 0.2x Net leverage ratio as of December 31, 20253 Baa1 Moody’s BBB+ Standard and Poor’s Committed to maintaining an investment grade balance sheet 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Maturation of business model provides foundation for future growth

	2016	Today
Organization Model	Regional business segments plus LaSalle	Global, coordinated business segments aligned to how JLL services clients
Client Value Proposition	Multiple service lines organized and generally purchased locally	Integrated global service offerings for investors and occupiers
Business Mix	More cyclical, transaction-weighted earnings	Scalable, resilient revenue base complemented by transaction advisory and execution
Platform and Enablement	Localized, fragmented data and systems	Scaling operating platform with technology, data and AI embedded in delivery
Financial Profile	Lower margins and more variable earnings	Structurally higher margins, operating leverage and stronger cash generation

- **Resiliency**
- **Scalability**
- **Agility**

96

JLL

97 Accelerate 2030 drives value creation and shareholder returns 02

Client Relationships Deepen strategic enterprise relationships through a One JLL approach Activate cross-sell across all segments leveraging data-driven intelligence Accelerate 2030 deepens our structural advantages and fuels value creation Platform Excellence Further “right-to-win” with differentiated capabilities Deliver superior client outcomes through high-quality, consistent service delivery globally Drive productivity gains and operating efficiencies with technology enablement, data and AI alongside process improvement Data & AI Advantage Extend enterprise proprietary data foundation to unlock unmatched analytics, intelligence and advisory services Integration of purpose-built AI custom assistants and agents for CRE workflows Accelerate Core Scale core product portfolio and capabilities across our businesses Add talent across business with clear intent and rigor that aligns to long-term opportunity Growth in underpenetrated market segments Enhance client value- proposition, leveraging strategic partnerships 98

Strategy drives attractive top- and bottom-line growth, margin enhancement and cash generation 99 1 Targets largely reflect organic growth Long-term Targets On average through the cycle1 Revenue Growth 8% Adj. EBITDA Growth 12% Adj. EPS Growth 16% FCF Conversion 80%+ Leverage Within 0.0-2.0x range

Real Estate Management Services delivers consistent, resilient growth 100 10.1% Revenue 19.3% Adjusted EBITDA1 5.7 billion s.f. Real estate managed across our occupier and investor clients2 8+ Years Average client relationship2 2020 - 2025 Real Estate Management Services Average annual growth Strategic Considerations Key Stats 12,535 13,496 15,008 16,053 18,219 20,234 299 380 423 2020 2021 2022 2023 2024 2025 … 2030E Revenue Adj. EBITDA 1Adj. EBITDA 2020 through 2022 is not available due to recast of Property Management into newly created Real Estate Management Services segment at beginning of 2024; as such, growth rate is average of 2023-2025 only 2Estimated based on the best available company data as of the year ended December 31, 2025. • Significantly underpenetrated real estate outsourcing market and strong project management demand provide long runway for organic growth • Rising tenant and employee demands for enhanced technology integration, sustainability initiatives and overall experience quality provide incremental revenue stream • Highly scalable platform and deeper client penetration support continued margin expansion 1 Refer to appendix for definitions and reconciliations of non-GAAP financial measures Illustrative 83% Pass-through costs as % of Revenue

Leasing Advisory delivers growth with the broader macroeconomy 101 1Adj. EBITDA 2020 through 2022 is not available due to recast of Property Management into newly created Real Estate Management Services segment at beginning of 2024; ; as such, growth rate is average of 2023-2025 only 2Estimated based on the best available company data as of the year ended December 31, 2025. 11.7% Revenue 29.0% Adjusted EBITDA1 569 million s.f. of Tenant Representation transactions2 340 million s.f. of Agency Leasing transactions2 2020 - 2025 Leasing Advisory Average annual growth Key Stats 1,869 2,751 2,890 2,447 2,706 3,010 349 465 580 2020 2021 2022 2023 2024 2025 … 2030E REMS Leasing Adv. Adj. EBITDA Strategic Considerations • Focused on capturing targeted market share growth through intentional client segmentation, go-to-market and service delivery models • Win with data and AI that differentiates us from the competition with clients • Exceptional service delivery and productivity gains from scale and platform • Strong cash generation profile with high return on invested capital given the low capital intensity nature of the business Refer to appendix for definitions and reconciliations of non-GAAP financial measures Illustrative 1 Revenue ($)

Capital Markets Services is early in the cycle with positive forward indicators 102 9.7% Revenue 26.0% Adjusted EBITDA $258 billion transactions across Investment Sales, Debt & Equity Advisory1 2020 - 2025 Capital Markets Services Average annual growth Key Stats 1,764 2,621 2,488 1,778 2,040 2,422 248 543 444 173 244 364 2020 2021 2022 2023 2024 2025 … 2030E REMS Leasing Adv. Capital Markets Svs Adj. EBITDA 1Estimated based on the best available company data as of the year ended December 31, 2025 Strategic Considerations • Scale our investment sales and debt advisory capabilities and pursue targeted growth across capital solutions, sectors and geographies through an advisory-led approach • Build on our technology and data advantage to drive growth and increased efficiency • Continue to drive platform excellence globally to unlock productivity, drive data capture and expand margins • Strong cash generation profile with high return on invested capital reflecting the capital light business model Refer to appendix for definitions and reconciliations of non-GAAP financial measures Illustrative Revenue ($)

Investment Management outlook coming off bottom of capital cycle 103 1AUM is as of December 31, 2025, and is reported on a one quarter lag 2Capital commitments raised through December 31, 2025 2.3% Advisory Fee -1.1% Adjusted EBITDA 2020 - 2025 Investment Management Average annual growth Key Stats $86B Assets under management (AUM)1 $27B Capital commitments raised since 20212 422 500 476 484 468 450 92 108 96 104 100 84 2020 2021 2022 2023 2024 2025 … 2030E REMS Leasing Adv. Capital Markets Svs Investment Mgmt Adj. EBITDA Strategic Considerations • Revamped strategy: Focused on driving leading investment performance for our clients and improving profitability of growth and segment returns • Growth from margin accretive, scalable opportunities, aligned to the long-term investment objectives of institutional and high-net-worth investors • JLL platform as a market differentiator, leveraging AI and JLL’s unique advantages to enhance investment decision making, drive growth and boost operational efficiencies • Fundraising momentum expected to support steady growth in advisory fees with strategic emphasis on credit and core Illustrative Refer to appendix for definitions and reconciliations of non-GAAP financial measures Revenue ($)

Integrated portfolio delivers synergistic growth and resilient EBITDA



Revenue ($)
REMS
Leasing Adv.
Capital Markets Svs
Investment Mgmt
Adj. EBITDA
866M
1,293M
1,200M
938M
1,186M
1,453M
16.6B
19.4B
20.9B
20.8B
23.4B
26.1B
2020
2021
2022
2023
2024
2025
...
2030E
Illustrative

Consolidated
Average annual growth
2020 - 2025

9.7%
Revenue

9.9%
Resilient Revenues

13.8%
Adjusted EBITDA

10.2%
Advisory Revenues

Key Stats

~80%
Resilient revenue mix

63%
Pass-through costs as % of Revenue

~3x
Revenue historical average multiple of GDP growth

Strategic Considerations

- All aspects of our portfolio work together to deliver Accelerate 2030 and long-term growth algorithm
- Deeper client retention strengthens our core leadership position, client retention and resiliency of results
- Proliferation of AI-driven applications at scale inject capacity and drive tangible value for JLL and our clients, as connected proprietary data and AI allow for greater productivity and operating leverage
- High-performing platform unlocks differentiation, superior outcomes and financial results for our clients, people and shareholders

Refer to appendix for definitions and reconciliations of non-GAAP financial measures

104

JLL

Accelerate 2030: Multiple growth engines support top-line growth and continued margin expansion

Segment	% of 2025 Adj. EBITDA	Long-term Target, On Average Through the Cycle
Real Estate Management Services	29%	High-single-digit revenue growth with low-teens EBITDA growth
Leasing Advisory	40%	Mid- to high-single-digit revenue growth with incremental margins of ~30%
Capital Markets Services	25%	High-single-digit revenue growth with incremental margins of ~35%
Investment Management	6%	Mid-single-digit revenue growth anchored by mid-single digit AUM & Advisory Fee growth

[1] Targets largely reflect organic growth

105

JLL

106 Disciplined capital allocation and balance sheet agility compound value through 2030 03

107 Disciplined strategic execution aligned to capital allocation priorities as we invest in scalable growth engines Capital Allocation Principles Utilize a ‘through-cycle’ lens on leverage and potential investment capacity to be agile in deploying capital Underpinned by strategic and financial objectives to create long-term shareholder value: Apply a competitive tension between expected returns across our capital allocation priorities Strengthening competitive position and adding synergistic scale in and across core businesses Optimizing risk-adjusted growth, returns on capital, and capital generation potential Maintaining an investment grade balance sheet Reducing variability in revenue and earnings Organic Investments Capital Return Strategic M&A

Smart, disciplined M&A to accelerate growth and provide synergistic scale benefits

Strategic M&A Criteria

Strategic Fit
- Builds synergistic scale
- Capabilities extend competitive moat
- Enhances resiliency of business
- Complementary cultures

Strong Economics
- Return on Invested Capital exceeds cost of capital

Executable
- Generates leverage from JLL's platform
- Playbook to execute timely integration
- Complementary cultures

Representative transactions

SKAE *(2Q 2024)*

Data center focused project management and workplace management company with **exceptional strategic and cultural fit** that enhanced our capabilities and resiliency and **added immediate scale** in rapidly growing industry vertical; provided **attractive economics** and was **quickly integrated** into existing business.

Raise *(4Q 2024)*

Leasing brokerage firm with unique tech-enabled workflow management capabilities that **expanded competitive advantage**; quickly integrated into existing business, garnering **fast JLL user adoption** and improved client satisfaction, leading to **improved productivity and win-rate**.

108

JLL

2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Dividends Share Repurchases Longstanding commitment to shareholder returns 109 Over $1.5B in cumulative capital returned to shareholders since 2016 • Increased share repurchase authorization to $3.0B, the largest in company history. • $200 million accelerated share repurchase (ASR) program effective imminently. • Earnings growth target contemplates being active on repurchase authorization. • Level of share repurchases dependent on operating environment, leverage outlook and return profile relative to view of intrinsic value and other investment opportunities.45.2 45.4 45.6 51.5 51.1 50.0 47.5 47.5 47.4 46.9 Shares outstanding in millions (EOP) Increase due to HFF acquisition in July 2019 ~9% reduction in share count $1.5B

Compelling Value Creation Algorithm On average through the cycle Accelerate 2030 and disciplined capital deployment deliver a compelling value creation framework 110 Active on Expanded Share Repurchase Authorization Smart Investments, Optimizing Return on Capital Organic Revenue Growth • Deepen Client Relationships • Platform Excellence • Data & AI Advantage • Large and Growing End Markets • Secular Industry Tailwinds Cash Generation • Quality of Earnings • Working Capital Efficiency • ROIC Focus Disciplined Capital Allocation • Organic Re-investment • Increased Capital Return • Smart M&A 8% Revenue Growth 16% Adjusted EPS Growth 12% Adjusted EBITDA Growth 80%+ Free Cash Flow Conversion • Increased resiliency • Strengthened competitive positioning and scale • Sustained margin expansion • Strong cash generation • Optimized risk-adjusted growth and returns on capital Operational Excellence • Platform Productivity • Flexible Cost Structure • Cost Discipline

Q&A with JLL Global Executive Board Christian Ulbrich Chief Executive Officer & President Kelly Howe Chief Financial Officer Laura Adams Chief Human Resources Officer Richard Bloxam CEO, Capital Markets Services Karen Brennan CEO, Leasing Advisory Neil Murray CEO, Real Estate Management Services Mihir Shah CEO, JLL Technologies

©2026 Jones Lang LaSalle IP, Inc. All rights reserved. Thank You

113 Appendix & non-GAAP reconciliations

Reconciliation of net income to adjusted net income and adjusted diluted earnings per share 114 Year Ended Dec 31 ($M except for per share data) 2025 Net income attributable to common shareholders $792.1 Shares (in 000s) 48,312 Diluted earnings per share $16.40 Net income attributable to common shareholders $792.1 Restructuring and acquisition charges 75.3 Net non-cash MSR and mortgage banking derivative activity 15.2 Amortization of acquisition-related intangibles(1) 47.3 Interest on employee loans, net of forgiveness (6.5) Equity losses – Investment Management and Proptech Investments(1) 25.8 Credit losses on convertible note investments 5.1 Tax impact of adjusted items(2) (46.2) Adjusted net income $908.1 Shares (in 000s) 48,312 Adjusted diluted earnings per share $18.80 (1) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders. (2) The tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Reconciliation of net income attributable to common shareholders to Adjusted EBITDA

($M)	Year Ended Dec 31				
	2025	2024	2023	2022	2021
Net income attributable to common shareholders	$792.1	$546.8	$225.4	$654.5	$961.6
Interest expense, net of interest income	107.3	136.9	135.4	75.2	40.1
Income tax provision	189.5	132.5	25.7	200.8	264.3
Depreciation and amortization[1]	249.1	252.0	234.4	225.2	217.5
Restructuring and acquisition charges	75.3	23.1	100.7	104.8	84.7
Net loss (gain) on disposition	-	-	0.5	7.5	(12.4)
Net non-cash MSR and mortgage banking derivative activity	15.2	18.2	18.2	(11.0)	(59.3)
Interest on employee loans, net of forgiveness	(6.5)	(5.9)	(3.6)	(9.7)	-
Equity losses (earnings) – Investment Management and Proptech Investments[1]	25.8	76.4	201.7	(47.0)	(203.4)
Credit losses on convertible note investments	5.1	6.3	-	-	-
Adjusted EBITDA	**$1,452.9**	**$1,186.3**	**$938.4**	**$1,200.3**	**$1,293.1**

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders ("EBITDA") further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements

(1) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.

115

JLL

Reconciliation of net income attributable to common shareholders to Adjusted EBITDA (cont.) 116 Year Ended Dec 31 ($M) 2020 2019 2008 2007 Net income attributable to common shareholders $402.5 $534.4 $83.5 $256.5 Interest expense, net of interest income 52.8 56.4 30.6 13.1 Income tax provision 106.9 159.7 28.7 87.6 Depreciation and amortization(1) 226.4 202.4 90.6 55.6 Restructuring and acquisition charges 142.4 184.4 30.4 - Net loss (gain) on disposition (4.8) - - - Net non-cash MSR and mortgage banking derivative activity (66.6) (21.2) - - Interest on employee loans, net of forgiveness - - - - Equity losses (earnings) – Investment Management and Proptech Investments(1) 6.8 (34.1) 4.2 (9.7) Credit losses on convertible note investments - - - - Adjusted EBITDA $866.4 $1,082.0 $268.0 $403.0 Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements. Specific periods reflected here appear throughout the presentation. (1) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.

Reconciliation of Consolidated Adjusted EBITDA 117 Year Ended Dec 31 ($M) 2025 2024 2023 Segment Real Estate Management Services 423.3 379.6 298.5 Leasing Advisory 580.1 464.7 349.2 Capital Markets Services 364.4 244.4 173.1 Investment Management 83.5 100.3 103.8 All Other 1.6 (2.7) 13.8 Adjusted EBITDA $1,452.9 $1,186.3 $938.4

Non-GAAP measures 118 Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following: (i) Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"), (ii) Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, (iii) Net Debt (refer to Note 1) and (iv) Free Cash Flow (refer to Note 1). However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies. Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Non-GAAP measures (cont.) 119 Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA. Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results. Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures. Equity Earnings/Losses (Investment Management and Proptech Investments) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non-cash in nature and not indicative of core operating performance. Note: Equity earnings/losses for segments other than Investment Management represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis. Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Proptech Investments and are therefore consistently excluded from adjusted measures.

Note 1 - Definitions 120 The company defines "Resilient" revenue as (i) Workplace Management, Project Management, Property Management, and Software and Technology Solutions, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services, and (iii) Advisory Fees, within Investment Management. The company defines “Advisory" revenue as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, and (iv) Incentive and transaction fees, within Investment Management. For additional information on Adjusted EBITDA margin and its use as a financial performance metric in executive leader incentive compensation, refer to the Compensation Discussion and Analysis section of our most recent Proxy Statement filed with the SEC. "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue). "Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents. "Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA. Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio. "Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus Cash and cash equivalents. “Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment. Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow. ($M) December 31, 2025 Total debt 903.3 Less: Cash and cash equivalents 599.1 Net Debt 304.2 Divided by: Trailing twelve-month Adjusted EBITDA 1,452.9 Net Leverage Ratio 0.2x ($M) Year Ended Dec 31, 2025 10-Year Period Ended Dec 31, 2025 Net cash provided by operating activities 1,194.1 6,951.4 Net capital additions - property and equipment (215.6) (1,836.4) Free Cash Flow 978.5 5,115.0